 NEWS RELEASE

            Exhibit 99.1

Vanguard Natural Resources Announces
Amendment to the Reserve-Based Credit Facility

Houston, June 3, 2010 – (PR Newswire) – Vanguard Natural Resources, LLC (NYSE: VNR) (“the Company”) today reported that the borrowing base on its reserve-based credit facility has been reset to $240 million in conjunction with its semi-annual redetermination as per the terms of the credit agreement and included the impact of the acquisition of oil properties from a private seller which closed on May 20, 2010.  The borrowing base was previously set at $195 million.  In addition, two key covenant limitations on commodity price hedging were amended.

Mr. Richard Robert, Executive Vice President and CFO, commented, “We are pleased to have this redetermination completed and appreciate the support of our bank group in getting our credit facility increased with the addition of our recent acquisition.  As we stated on our first quarter earnings press release and conference call, we had anticipated a reduction in our borrowing base given the expiration of some of our hedges and the decline in commodity prices since our last semi-annual redetermination.  However, with the recent acquisition we are pleased to report an increase to the borrowing base and two key amendments made to the credit facility.  Under the terms of the amended credit facility, the Company may enter into commodity price hedges with respect to the acquired production upon signing a purchase and sale agreement.  The Company will no longer have to wait until the acquisition is closed to enter into commodity price hedges; we can now lock in the expected cash flow from the acquisition and not have to bear the risk that commodity prices fall between signing the purchase and sale agreement and closing the acquisition.  In addition, the amended credit agreement allows the Company to hedge up to 85% of the projected oil and gas production from total proved reserves.  Previously, our hedging was limited to 95% of the projected oil and gas production from proved developed producing reserves.  As a result, in addition to hedging our cash flow on existing producing wells, we can now hedge certain quantities of oil and natural gas that we anticipate producing from our drilling activities.  In essence, we can now fix the commodity price that we will earn from anticipated production from our drilling activities which should provide for a more predictable cash flow in the future.”

For more information on the amendment to the credit agreement, please refer to our Form 8-K which will be filed tomorrow.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of natural gas and oil properties. The Company's assets consist primarily of producing and non-producing natural gas and oil reserves located in the southern portion of the Appalachian Basin, the Permian Basin, South Texas and in Mississippi. More information on the Company can be found at www.vnrllc.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to statements about the acquisition announced in this press release, the related financing plans, and statements with respect to future distributions. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for oil, natural gas and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. Please see "Risk Factors" in the Company's public filings.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT: Vanguard Natural Resources, LLC

Investor Relations

Lisa Godfrey, 832-327-2234

investorrelations@vnrllc.com

SOURCE: Vanguard Natural Resources, LLC